AMENDMENT NO. 4 TO
PARTICIPATION AGREEMENT
The Participation Agreement (the “Agreement”), dated as of May 1, 2003, as amended, by and among AIM Variable Insurance Funds, a Delaware trust; Invesco Aim Distributors, Inc., a Delaware corporation; Jefferson National Life Insurance Company, a Texas life insurance company and INVIVA Securities Corporation, is hereby amended as follows:
     WHEREAS, effective April 30, 2010, AIM Variable Insurance Funds was renamed AIM Variable Insurance Funds (Invesco Variable Insurance Funds). All references to AIM Variable Insurance Funds will hereby be deleted and replaced with AIM Variable Insurance Funds (Invesco Variable Insurance Funds);
     WHEREAS, effective April 30, 2010, Invesco Aim Distributors, Inc. was renamed Invesco Distributors, Inc. All references to Invesco Aim Distributors, Inc. will hereby be deleted and replaced with Invesco Distributors, Inc.
     Schedule A of the Agreement is hereby deleted in its entirety and replaced with the following:
SCHEDULE A
FUNDS AVAILABLE UNDER THE CONTRACTS
ALL SERIES I SHARES AND SERIES II SHARES OF AIM VARIABLE INSURANCE FUNDS (INVESCO VARIABLE INSURANCE FUNDS)
SEPARATE ACCOUNTS UTILIZING THE FUNDS
ALL SEPARATE ACCOUNTS UTILIZING THE FUNDS
CONTRACTS FUNDED BY THE SEPARATE ACCOUNTS
ALL CONTRACTS FUNDED BY THE SEPARATE ACCOUNTS

All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.
Effective date: April 30, 2010

AIM VARIABLE INSURANCE FUNDS (INVESCO VARIABLE INSURANCE FUNDS)

Attest:	/s/ Peter Davidson		By:	/s/ John M. Zerr

	Name:	Peter Davidson		Name:	John M. Zerr
	Title:	Assistant Secretary		Title:	Senior Vice President

INVESCO DISTRIBUTORS, INC.

Attest:	/s/ Peter Davidson		By:	/s/ John S. Cooper

	Name:	Peter Davidson		Name:	John S. Cooper
	Title:	Assistant Secretary		Title:	President

JEFFERSON NATIONAL LIFE INSURANCE COMPANY

Attest:	/s/ Missy Pulliam		By:	/s/ Craig A. Hawley

	Name:	Missy Pulliam		Name:	Craig A. Hawley
	Title:	Compliance Manager		Title:	General Counsel

JEFFERSON NATIONAL SECURITIES CORPORATION

Attest:	/s/ Missy Pulliam		By:	/s/ Craig A. Hawley

	Name:	Missy Pulliam		Name:	Craig A. Hawley
	Title:	Compliance Manager		Title:	General Counsel

2